Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 24, 2022, appearing in the Annual Report of Aaron’s 401(K) Retirement Plan on Form 11-K for the year ended December 31, 2021, in the Registration Statement of The Aaron’s Company, Inc. on Form S-8 (File No. 333-252198).

/s/ Windham Brannon, LLC

Atlanta, Georgia
June 24, 2022